UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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COWEN INC.

(Name of Registrant as Specified In Its Charter)

THE TORONTO-DOMINION BANK

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The following is an excerpt of a transcript of a fireside chat held with TD Bank Group CEO Bharat Masrani at the Scotiabank Financials Summit held on September 7, 2022.

TD BANK GROUP

SCOTIA BANK FINANCIALS SUMMIT

SEPTEMBER 7, 2022

DISCLAIMER

THE INFORMATION CONTAINED IN THIS TRANSCRIPT IS A TEXTUAL REPRESENTATION OF THE TORONTO-DOMINION BANK’S (“TD”) PRESENTATION AT THE SCOTIABANK FINANCIALS SUMMIT AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALL. IN NO WAY DOES TD ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON TD’S WEB SITE OR IN THIS TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE WEBCAST (AVAILABLE AT TD.COM/INVESTOR) ITSELF AND TD’S REGULATORY FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

FORWARD-LOOKING INFORMATION

From time to time, the Bank (as defined in this document) makes written and/or oral forward looking statements, including in this document, in other filings with Canadian regulators or the United States (U.S.) Securities and Exchange Commission (SEC), and in other communications. In addition, representatives of the Bank may make forward looking statements orally to analysts, investors, the media and others. All such statements are made pursuant to the “safe harbour” provisions of, and are intended to be forward looking statements under, applicable Canadian and U.S. securities legislation, including the U.S. Private Securities Litigation Reform Act of 1995. Forward looking statements include, but are not limited to, statements made in this document, the Management’s Discussion and Analysis (“2021 MD&A”) in the Bank’s 2021 Annual Report under the headings “Economic Summary and Outlook” and “The Bank’s Response to COVID 19”, under the headings “Key Priorities for 2022” and “Operating Environment and Outlook” for the Canadian Retail, U.S. Retail, and Wholesale Banking segments, and under the heading “Focus for 2022” for the Corporate segment, and in other statements regarding the Bank’s objectives and priorities for 2022 and beyond and strategies to achieve them, the regulatory environment in which the Bank operates, the Bank’s anticipated financial performance, and the potential economic, financial and other impacts of the Coronavirus Disease 2019 (COVID 19). Forward looking statements are typically identified by words such as “will”, “would”, “should”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “plan”, “goal”, “target”, “may”, and “could”.

By their very nature, these forward looking statements require the Bank to make assumptions and are subject to inherent risks and uncertainties, general and specific. Especially in light of the uncertainty related to the physical, financial, economic, political, and regulatory environments, such risks and uncertainties many of which are beyond the Bank’s control and the effects of which can be difficult to predict may cause actual results to differ materially from the expectations expressed in the forward looking statements. Risk factors that could cause, individually or in the aggregate, such differences include: strategic, credit, market (including equity, commodity, foreign exchange, interest rate, and credit spreads), operational (including technology, cyber security, and infrastructure), model, insurance, liquidity, capital adequacy, legal, regulatory compliance and conduct, reputational, environmental and social, and other risks. Examples of such risk factors include the economic, financial, and other impacts of pandemics, including the COVID 19 pandemic; general business and economic conditions in the regions in which the Bank operates; geopolitical risk; the ability of the Bank to execute on long term strategies and shorter term key strategic priorities, including the successful completion of acquisitions and dispositions, business retention plans, and strategic plans; technology and cyber security risk (including cyber attacks or data security breaches) on the Bank’s information technology, internet, network access or other voice or data communications systems or services; model risk; fraud activity; the failure of third parties to comply with their obligations to the Bank or its affiliates, including relating to the care and control of information, and other risks arising from the Bank’s use of third party service providers; the impact of new and changes to, or application of, current laws and regulations, including without limitation tax laws, capital guidelines and liquidity regulatory guidance and the bank recapitalization “bail in” regime; regulatory oversight and compliance risk; increased competition from incumbents and new entrants (including Fintechs and big technology competitors); shifts in consumer attitudes and disruptive technology; exposure related to significant litigation and regulatory matters; ability of the Bank to attract, develop, and retain key talent; changes to the Bank’s credit ratings; changes in currency and interest rates (including the possibility of negative interest rates); increased funding costs and market volatility due to market illiquidity and competition for funding; Interbank Offered Rate (IBOR) transition risk; critical accounting estimates and changes to accounting standards, policies, and methods used by the Bank; existing and potential international debt crises; environmental and social risk (including climate change); and the occurrence of natural and unnatural catastrophic events and claims resulting from such events. The Bank cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Bank’s results. For more detailed information, please refer to the “Risk Factors and Management” section of the 2021 MD&A, as may be updated in subsequently filed quarterly reports to shareholders and news releases (as applicable) related to any events or transactions discussed under the

TD Bank Group – Scotiabank Financials Summit Presentation – September 7, 2022	Page 1 of 4

heading “Pending Acquisition” or “Significant and Subsequent Events and Pending Acquisitions” in the relevant MD&A, which applicable releases may be found on www.td.com. All such factors, as well as other uncertainties and potential events, and the inherent uncertainty of forward looking statements, should be considered carefully when making decisions with respect to the Bank. The Bank cautions readers not to place undue reliance on the Bank’s forward looking statements.

Material economic assumptions underlying the forward looking statements contained in this document are set out in the 2021 MD&A under the headings “Economic Summary and Outlook” and “The Bank’s Response to COVID 19”, under the headings “Key Priorities for 2022” and “Operating Environment and Outlook” for the Canadian Retail, U.S. Retail, and Wholesale Banking segments, and under the heading “Focus for 2022” for the Corporate segment, each as may be updated in subsequently filed quarterly reports to shareholders.

Any forward looking statements contained in this document represent the views of management only as of the date hereof and are presented for the purpose of assisting the Bank’s shareholders and analysts in understanding the Bank’s financial position, objectives and priorities and anticipated financial performance as at and for the periods ended on the dates presented, and may not be appropriate for other purposes. The Bank does not undertake to update any forward looking statements, whether written or oral, that may be made from time to time by or on its behalf, except as required under applicable securities legislation.

IMPORTANT OTHER INFORMATION

In connection with the proposed transaction, Cowen intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF COWEN ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING COWEN’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT COWEN AND THE PROPOSED TRANSACTION.

Investors and shareholders of Cowen will be able to obtain a free copy of the proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Owen Littman (Owen.Littman@cowen.com).

PARTICIPANTS IN THE SOLICITATION

TD Bank and Cowen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Information regarding Cowen’s directors and executive officers is available in the proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on May 17, 2022, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

PARTICIPANTS

Bharat Masrani

TD Bank Group – Group President and CEO

Meny Grauman

Scotia Capital – Analyst

QUESTION AND ANSWER

Meny Grauman – Scotia Capital – Analyst

I wanted to switch gears to Cowen. Obviously, a much smaller deal, but interesting nonetheless. And I guess the same kind of question, why Cowen? Why now, especially with First Horizon still being in the process of – I don’t know if you’d call digested or the deal still needs to close? So why now?

TD Bank Group – Scotiabank Financials Summit Presentation – September 7, 2022	Page 2 of 4

Bharat Masrani – TD – Group President and CEO

Well, one thing. We’ve always been very mindful in any acquisition. And I mean, let’s be transparent, we learned the hard way, that there is no point buying something that is really made available for sale because generally it’s dressed up for sale and not much is left after you become proud owners.

In our case, we’ve been good acquirers. I think legacy Commerce Bank was a terrific acquisition that was not dressed up for sale because circumstances made it available in the market. South Financial also fits that description, and frankly First Horizon as well because they were going through their own integration, bringing those banks together. So, it was not actually dressed up for sale.

Same applies to Cowen. They were not looking – they are a terrific company, did very well. But we had identified Cowen. Riaz and his team were looking at Cowen for a while. It fills out a particular capability we think is important for us to have few years down the road, thinking of, in the US, equity capital markets and the investment banking business. So the core business is there. And with TD’s strength and balance sheet and rating and funding advantages, that kind of supercharges that growth.

And the part that sometimes is not well known is that First Horizon is a terrific middle market business, and Cowen is uniquely positioned on the middle market side as well. So that’s an added benefit we see. And then lastly in Cowen, we felt very comfortable with the management team and the individuals. Very TD-like from a culture perspective.

So again, I go back to it’s not often you sort of do a deal where strategically it makes sense, financially attractive, 14% ROIC deal. Risk appetite, very comfortable. In fact, it did generate all these revenues without a balance sheet. And so, we feel good about that. And culturally, we felt very comfortable.

So, it does a lot for our TD Securities business. It’s very complementary to what we’ve said we want to do. Your point, doing two deals, they’re separate deals. And we’re not looking at disturbing either one of them, that’s a different segment. We’re a large bank and we think we can manage that.

Meny Grauman – Scotia Capital – Analyst

Related to Cowen, it seems like there’s a general orthodoxy among bankers that says that buying investment dealers, especially foreign banks buying Wall Street investment dealers, it’s just a very risky proposition. It might work in the short term, but in the long term, how do you retain the talent? And so, I thought I would pose that to you and wonder out loud maybe, does the experience with Newcrest, is that some part of the answer? Does that give you confidence in your ability to do this? Obviously south of the border in this case, but is that part of the calculus for you?

Bharat Masrani – TD – Group President and CEO

Well, in fact, the premise you set up doesn’t only apply to investment banking. I think people say that any foreign bank going to the U.S. in any financial services ultimately fails and goes back home, takes a write-down or whatever. I think we have proven that at TD, we are different. We’ve been there for many years and quite successful with our U.S. strategy.

I think one thing we’ve always done is whenever we’ve acquired – and this is historic, this is not over the past few years – we very much value the management team we acquire. But when you think about it, any of these acquisitions, we’re paying a good premium. They don’t come for free. And most of the value that’s been created is through that management team. So why go there and destroy it? And I don’t understand. Many buyers do that, but at least at TD, we don’t.

If you look at our management team in the U.S. on the retail side at TD Bank, America’s Most Convenient Bank, most of the talent, the top talent there, the most senior management is acquired talent from the banks we bought – Commerce Bank, South Financial, Banknorth – and that’s the way we’ve set it up. And you talk about Newcrest. Well, Bob Dorrance came from Newcrest. Robbie Pryde came from Newcrest. You look at the whole part of TD Securities and Bob ran it and still is very much involved as Chairman of TD Securities.

Same applies to my predecessor, Ed Clark. We acquired Canada Trust and we said, well, let’s not go destroy it. We paid I don’t know how many times book, but it was quite expensive, but turned out to be great and we were able to retain the talent.

TD Bank Group – Scotiabank Financials Summit Presentation – September 7, 2022	Page 3 of 4

So, I think we’ve got a history, tradition and a track record of maintaining the people we acquire because they find TD’s culture welcoming. They have a bigger platform in which to operate. And in fact, with First Horizon, Leo just made an internal announcement of a new structure where some of the First Horizon executives would have a bigger role in the combined entity. And I expect Riaz to do that in the next – shortly to announce a structure that will make sure that folks at Cowen have a meaningful and a large role within TD Securities.

So, I think those things matter. And TD is a welcoming culture. They’re going to create value with the advantages we bring. Godspeed. We’re quite happy to accommodate that.

[…]

Meny Grauman – Scotia Capital – Analyst

On credit, tying it back to Cowen, there’s definitely questions I get about whether the Cowen client is really the right risk for TD, that mid-market. You have biotech. You have potentially riskier areas of the economy. When you were talking about Cowen, you’re talking about the asset side that TD brings, the loan book. When you look at Cowen from a credit perspective and the potential there, how does that fit together? Are these concerns misplaced from your perspective?

Bharat Masrani – TD – Group President and CEO

Well, first you start with Cowen doesn’t actually have any balance sheet to speak of. They’re not big lenders so all these revenues they generate is purely from advisory and trading and then bringing value-added services to those issuers.

In TD, we – once the combination closes and we bring the companies together, of course, are we going to use that balance sheet? Absolutely. That’s what TD’s strength is. We’re good at it. And we’ll be very mindful of what’s the risk-reward and that’s been our record. I mean, there’s lots of discussion right now on leveraged loans, big articles, and so what’s going to happen there? Well, we’ve always said, every bank defines leveraged loans with a different definition. In our world, we think of the riskier part of the portfolio where a loan is rated B and the leverage is more than 5.5 times that if you historically look at, that’s where the correlations kind of break and so that’s where the losses happen and for us, it’s a nominal part of our book. I think we’ve shown through the cycle that, listen, I’ve been a Chief Risk Officer myself. Lousy lending is unforgiving and don’t need to start now.

[…]

TD Bank Group – Scotiabank Financials Summit Presentation – September 7, 2022	Page 4 of 4